Exhibit 99.1

March 19, 2020

Dear Partner:

Energy 11, L.P. (the “Partnership”, “Energy 11”, “we”, “our” or “us”) owns an approximate 25% non-operated working interest in 232 producing wells as of December 31, 2019. We continually pursue options to capitalize on opportunities that can increase future cash flow, as indicated by the Partnership’s election to participate in the drilling of 33 new wells during 2019. However, recent volatility in the market, and oil prices in particular, has caused uncertainty to our cash flow for the remainder of 2020. Therefore, the Board of Directors of Energy 11 GP, LLC (the “General Partner”) has approved the suspension of distributions to limited partners of the Partnership until further notice. The General Partner will continue to monitor the Partnership’s distribution policy on a monthly basis. As the market stabilizes, we look to return to normalcy as quickly as possible, including the resumption of limited partner distributions as cash becomes available. The Partnership will accrue unpaid distributions at an annualized return of seven percent, and all accrued distributions are required to be paid before final Payout occurs, as defined in the Partnership’s prospectus. As we have done in the past, if excess cash is available, the Partnership intends to pay all, or as much as possible of, the unpaid distributions.

In these unprecedented times, the suspension of the distribution will allow us to properly manage our properties and maximize our assets’ value going forward. Please remember our ownership is structured with relatively low levels of outstanding debt, and the Partnership has returned a total of approximately $94.5 million, or approximately $6.34 per common unit, to the limited partners through distributions from August 2015 through February 2020.

If you have questions regarding the status of your investment, please contact your Investment Counselor at David Lerner Associates, Inc. We also encourage you to review all of the Partnership’s filings with the Securities and Exchange Commission (“SEC”), which are available online at www.energyeleven.com or www.sec.gov.

Sincerely,

Glade M. Knight

Chairman and Chief Executive Officer

Energy 11 GP, LLC

Forward-Looking Statements

Certain statements contained in this letter other than historical facts may be considered forward-looking statements. These forward-looking statements are predictions and generally can be identified by use of statements that include phrases such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “foresee,” “looking ahead,” “is confident,” “should be,” “will,” “predicted,” “likely” or other words or phrases of similar import. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Energy 11 to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the ability of Energy 11 to implement its operating strategy; Energy 11’s ability to manage planned growth; changes in economic cycles, and competition within the oil and gas industry. Although Energy 11 believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this letter will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Energy 11 or any other person that the results or conditions described in such statements or the objectives and plans of Energy 11 will be achieved. Certain factors that could cause actual results to differ materially from these forward-looking statements are listed from time to time in Energy 11’s SEC reports, including, but not limited to, in the section entitled “Item 1A. Risk Factors” in the Annual Report on Form 10-K filed by Energy 11 with the SEC on March 10, 2020. Any forward-looking statement speaks only as of the date of this letter and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.